UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Union Bankshares, Inc.
(Name of Registrant as Specified in Its Charter)

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Union Bankshares, Inc.

20 Lower Main Street
PO Box 667
Morrisville, VT 05661
(802) 888-6600

April 13, 2012

Dear Shareholder,

The 121st annual meeting of Union Bankshares, Inc. (the “Company”) will be held Wednesday, May 16th at 4:00 p.m. at the Spruce Camp Base Lodge at Stowe Mountain Resort located off Route 108 in Stowe, Vermont. You are cordially invited to attend. Enclosed are a notice of annual meeting, a proxy statement and a proxy card for voting your shares.

Also enclosed with this mailing is a copy of the Annual Report of Union Bankshares, Inc. for the year ended December 31, 2011, which includes a letter to shareholders, audited consolidated financial statements and footnotes, summary of financial highlights, management's discussion and analysis of financial results, and other information about the Company and its financial performance. Our proxy materials and Annual Report are also posted on www.unionbankvt.com and on a special internet website, as indicated in the Notice of Internet Availability section of the attached Notice of Annual Meeting.

If your shares are held through a broker, please note that the rules that govern how brokers vote your shares changed two years ago. Your broker may no longer vote your shares on the election of directors without your specific instructions. Therefore, it is especially important this year that you submit your proxy promptly so your votes can be counted.

This year all shareholders of record will have two new options for voting. In addition to returning the enclosed proxy card by mail, you may alternatively vote by phone or via the internet. For further details, refer to the proxy card or the Information About the Meeting section of the Proxy Statement.

The day of our annual meeting is also the culmination of the management succession plan announced in November 2010. Ken Gibbons will step down as Chief Executive Officer of your Company and its subsidiary at the close of business on May 16, and David Silverman will assume CEO responsibilities. We hope you will join us after the annual meeting at Spruce Camp Base Lodge at Stowe Mountain Resort for a celebration commemorating Ken's 28 years of service to your Company and to wish him well as he enters an exciting new chapter of his life.

Sincerely,

Kenneth D. Gibbons	David S. Silverman
Chairman & Chief Executive Officer	President

Union Bankshares, Inc.

NOTICE OF
2012 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 16, 2012

To the Shareholders of Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. (the “Company”) will be held at 4:00 p.m., local time, on Wednesday, May 16, 2012, at the Spruce Camp Base Lodge at Stowe Mountain Resort, 7412 Mountain Road (Vermont Route 108N), Stowe, Vermont, for the following purposes:

1.
To fix the number of directors at eight for the ensuing year and to elect eight directors (or such lesser number as circumstances may warrant), to serve a one year term and until their successors are elected and qualified;

2.	To ratify the appointment of the independent public accounting firm of Berry, Dunn, McNeil & Parker, LLC as the Company's external auditors for 2012; and

3.	To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

This notice of meeting and proxy statement, the accompanying proxy card and our 2011 Annual Report to Shareholders are available on the internet in a downloadable, printable and searchable format and may be accessed at
http://www.cfpproxy.com/6393.

By Order of the Board of Directors,

John H. Steel
Secretary

Morrisville, Vermont
April 13, 2012

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, OR BY FOLLOWING THE INSTRUCTIONS ON THE PROXY TO VOTE BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

PROXY STATEMENT
TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING	1
Why have I received these materials?	1
Who is entitled to vote at the annual meeting?	1
How do I vote my shares at the annual meeting?	1
Can I change my vote after I submit my proxy?	2
Can I vote in person at the meeting instead of voting by proxy?	2
What does it mean if I receive more than one proxy card?	2
What is a broker nonvote?	2
What constitutes a quorum for purposes of the annual meeting?	3
What vote is required to approve matters at the annual meeting?	3
Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1 and 2?	3
How does the Board recommend that I vote my shares?	4
How are proxies solicited?	4
Who pays the expenses for soliciting proxies?	4
SHARE OWNERSHIP INFORMATION	4
Share Ownership of Management and Principal Holders	4
Section 16(a) Beneficial Ownership Reporting Compliance	6
PROPOSAL 1-TO ELECT DIRECTORS	6
Director Qualifications	7
Directors' Compensation	10
Attendance at Directors' Meetings	12
Director Independence	12
Board Committees and Corporate Governance	12
Audit Committee	13
Compensation Committee	13
Board Nominating Functions	13
Board Leadership Structure and Role in Risk Oversight	14
Codes of Ethics	15
Shareholder Recommendations for Board Nominations	15
Attendance at Annual Meeting of Shareholders	16
Communicating with the Board	16
Transactions with Management and Directors	16
Compensation Committee Interlocks and Insider Participation	16
Vote Required to Approve Proposal 1	16
AUDIT COMMITTEE REPORT	17
COMPENSATION COMMITTEE REPORT	18
EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	22
Stock-Based Compensation	23
Deferred Compensation Plans	24
Defined Benefit Pension Plan	25
Defined Contribution Retirement Savings Plan	25
Short Term Incentive Performance Plan	25
PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	26
Audit Fees	26
Audit Committee Preapproval Guidelines	27
Vote Required to Approve Proposal 2	27
SHAREHOLDER PROPOSALS	27
OTHER MATTERS	28

UNION BANKSHARES, INC.
20 Lower Main Street
Morrisville, VT 05661
(802) 888-6600

PROXY STATEMENT

Annual Meeting of Shareholders
May 16, 2012

INFORMATION ABOUT THE MEETING

Why have I received these materials?

We are sending this proxy statement and proxy card on behalf of the Board of Directors to solicit your vote on matters to be voted on at the annual meeting of the shareholders of Union Bankshares, Inc. (the “Company,” “we” or “our”) to be held at 4:00 p.m. local time on Wednesday, May 16, 2012, at the Spruce Camp at Stowe Mountain Resort, 7412 Mountain Road (Vermont Route 108N), Stowe, Vermont. This proxy statement and proxy card are accompanied by the Company's Annual Report to Shareholders for the year ended December 31, 2011, which contains the Company's audited consolidated financial statements and footnotes. These materials were first sent to our shareholders on or about April 13, 2012. You are cordially invited to attend the annual meeting and are asked to vote on the proposals to elect eight directors to the Company's Board of Directors (the “Board”) for the ensuing year and to ratify the selection of our independent auditors.

Who is entitled to vote at the annual meeting?

Only holders of record of the Company's $2.00 par value common stock as of the close of business on March 31, 2012 (the record date for the meeting) will be entitled to vote at the annual meeting. On that date there were 4,456,504 shares of the Company's common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting.

How do I vote my shares at the annual meeting?

If you are a shareholder of record of the Company's common stock, you may vote your shares by completing and signing the accompanying proxy card and returning it in the enclosed postage paid envelope. Alternatively, you may vote your shares by telephone at 1-855-362-6704 or over the internet at http://www.rtcoproxy.com/unb. Be sure to have your proxy card in hand if you vote by telephone or the internet and follow the instructions on the card. You are a shareholder of record if you hold your stock in your own name on the Company's shareholder records maintained by our transfer agent, Registrar and Transfer Co. of Cranford, New Jersey.

“Street name” shareholders of common stock, who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I change my vote after I submit my proxy?

Yes, after you have mailed your proxy card or submitted your proxy by telephone or the internet, you may change your vote at any time before the proxy is exercised at the annual meeting. A timely-submitted later dated proxy supersedes all earlier proxies. Shareholders of record may change their vote by

•
mailing a proxy card bearing a later date. You may request a new proxy by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, JoAnn Tallman, for assistance at the address and telephone number shown on page one of this proxy statement; or

•	submitting a later dated proxy by telephone or the internet; or

•	withdrawing your previously given proxy in person at the annual meeting and voting your shares by ballot.

“Street name” shareholders who wish to change their vote must contact the institution that holds their shares and follow the applicable procedures prescribed by the institution.

Can I vote in person at the meeting instead of voting by proxy?

Yes, a ballot will be available at the annual meeting for shareholders of record who wish to vote in person. However, we encourage you to complete and return the enclosed proxy card, or to vote your shares by telephone or the internet, to be certain that your shares are represented and voted, even if you should be unable to attend the meeting in person. If you wish, you may revoke your previously given proxy at the annual meeting and vote by ballot instead.

If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from the bank, broker or nominee in order to vote your shares in person at the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered differently in more than one account (for example, “John Doe” and “J. Doe”). To ensure that all your shares are voted, you should complete, sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. You may do so by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, JoAnn Tallman, for assistance at the address and telephone number shown on the cover of this proxy statement.

What is a broker nonvote?

Under stock exchange rules and brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, nonroutine matters. A broker nonvote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nonroutine matters where customer instructions have not been received. The “missing” votes in such a case are broker nonvotes.

Please note that the rules for broker voting of shares in an uncontested election of directors changed two years ago. All director elections, whether or not contested, are now considered nonroutine, and therefore, a broker may not vote a customer's shares in the election of directors without specific instructions from the beneficial owner. If you hold your shares through a broker, please be sure to follow your broker's instructions on how to direct the voting of your shares at the annual meeting.

The ratification of the appointment of the Company's independent auditors is considered to be a routine matter for purposes of a broker's discretionary voting authority under current stock exchange rules. Therefore, a broker may vote uninstructed shares on Proposal 2 under its discretionary authority.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies marked as “WITHHOLD AUTHORITY” on the election of directors (Proposal 1) or “ABSTAIN” on the ratification of the appointment of the independent auditors (Proposal 2) will be treated as present at the meeting for purposes of determining a quorum.

Broker nonvotes are counted for determining a quorum on routine matters (such as ratification of the appointment of the independent auditors) since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be nonroutine (such as the election of directors), broker nonvotes are not considered shares entitled to be voted by the broker without voting instructions from the beneficial owner, and therefore would not be counted in determining a quorum.

What vote is required to approve matters at the annual meeting?

The election of directors (Proposal 1) will require the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to WITHHOLD AUTHORITY for any nominee or the entire slate will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.

Ratification of the appointment of the Company's independent auditors (Proposal 2) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 2.

If any other matter should be presented at the meeting, approval of such matter would require that more votes be cast in favor than opposed. Management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors and ratification of the appointment of the independent auditors.

Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1 and 2?

Because the election of directors (Proposal 1) is not the subject of an election contest and is by plurality vote, broker nonvotes at the annual meeting will not affect the outcome of the election of directors.

Broker nonvotes are not considered to be “votes cast” and therefore will not affect the outcome of the vote on the ratification of the appointment of independent auditors (Proposal 2).

How does the Board recommend that I vote my shares?

The Board of Directors recommends that you vote FOR Proposal 1 to set the number of directors for the ensuing year at eight and to elect the eight nominees listed in this proxy statement; and FOR Proposal 2, to ratify the appointment of the independent accounting firm of Berry, Dunn, McNeil & Parker, LLC as the Company's external auditors for 2012.

If you vote by proxy card, your shares will be voted in the manner you indicate on the proxy card. If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR Proposals 1 and 2, and in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?

Proxies are being solicited by mail. Proxies may also be solicited by directors, officers or employees of the Company or our wholly-owned subsidiary, Union Bank (“Union” or the “Bank”), in person or by telephone, facsimile, or electronic transmission. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?

The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

SHARE OWNERSHIP INFORMATION

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 31, 2012 by:

•	each incumbent director and nominee for director of the Company;

•	each executive officer named in the 2011 Summary Compensation Table included elsewhere in this proxy statement;

•
all of the Company's directors, nominees and executive officers as a group; and each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

Shareholder or Group	Shares Beneficially Owned		Percent of Class
Directors, Nominees and Executive Officers
Cynthia D. Borck	5,279	(1)	*
Steven J. Bourgeois	1,600	(2)	*
Kenneth D. Gibbons	63,157	(3)	1.42
Marsha A. Mongeon	3,733	(4)	*
Timothy W. Sargent	803		*
David S. Silverman	3,585	(5)	*
John H. Steel	6,000	(6)	*
Schuyler W. Sweet	7,500	(7)	*
Cornelius J. Van Dyke	458	(8)	*

All Directors, Nominees and Executive Officers as a Group
(9 in number)	92,115		2.07

Other 5% or more Shareholders
Richard C. Sargent	552,376	(9)	12.39
Genevieve L. Hovey Trust	422,908		9.49
Susan Hovey Mercia	603,713	(10)	13.55
Walter M. Sargent Revocable Trust	333,646	(11)	7.49

*	Denotes less than one percent (1%) of class.
(1)	Ms. Borck has shared voting and investment power over 102 of the shares listed.
(2)	Mr. Bourgeois has shared voting and investment power over all shares listed. All of such shares are held in the Bourgeois Family Trust.
(3)
Mr. Gibbons has shared voting and investment power over 27,387 of the shares listed. Includes 9,000 shares Mr. Gibbons has the right to acquire under presently exercisable incentive stock options and 34,980 shares pledged as collateral to secure loans from two nonaffiliated banks.

(4)	Ms. Mongeon has shared voting and investment power over 375 of the shares listed. Includes 2,750 shares Ms. Mongeon has the right to acquire under presently exercisable incentive stock options.
(5)
Mr. Silverman has shared voting and investment power over 2,335 of the shares listed. Includes 660 shares held in an IRA for the benefit of Mr. Silverman's wife. Includes1,250 shares Mr. Silverman has the right to acquire under presently exercisable incentive stock options.

(6)	Mr. Steel has shared voting power over 2,000 of the shares listed.
(7)	All shares are held in the Schuyler W. Sweet 2000 Revocable Trust, of which Mr. Sweet is settlor and trustee.
(8)	All shares are held in the Cornelius J. Van Dyke Revocable Trust of which Mr. Van Dyke is settlor and trustee.
(9)
Mr. Sargent has shared voting power over 550,613 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 shares held by the fund. The total also includes 333,646 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is one of three trustees.

(10)
Ms. Mercia has shared voting and investment power over 178,908 of the shares listed. She is the sole trustee and a beneficiary of the Genevieve L. Hovey Trust, and all 422,908 of the shares held by the trust are included in Ms. Mercia's share total.

(11)
All 333,646 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is one of three co-trustees of the Trust and of which he and members of his family are beneficiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and ten percent or more shareholders to file with the Securities and Exchange Commission (“SEC”) reports of their ownership and changes in ownership of the Company's equity securities and to furnish the Company with copies of all such reports. Based solely on its review of copies of Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2011 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were timely complied with, except with regard to the late filed Form 5 report for Director Timothy Sargent, relating to the receipt of a gift of shares during 2011.

PROPOSAL 1: TO ELECT DIRECTORS

The Company's Amended and Restated Articles of Association and Bylaws provide for a Board of at least three directors, with the exact number to be fixed by the shareholders at each annual meeting. The Board of Directors currently consists of eight individuals and the Board has recommended that the shareholders again fix the number of directors for the ensuing year at eight, or such lesser number as circumstances require should any of the nominees be unable to serve.

The table below contains certain biographical information about each of the eight incumbent directors standing for reelection to the Board. Additional biographical information for each of them is set forth following the table under the caption “Director Qualifications.”

Name and Age	Served as Director Since (1)	Principal Occupation for Past Five Years

Cynthia D. Borck, 62	1995
Principal, Consulting Services Information (business consulting),
Morrisville, VT, 2008-present.
Previously, Vice President, Union Bankshares, Inc. and Executive Vice President, Union Bank (retired June 30, 2008)
Morrisville, VT

Steven J. Bourgeois, 63	2005
Chief Executive Officer and Principal Owner, Strategic Initiatives for Business LLC (business consulting),
St. Albans, VT, 2002-present.
Previously, Regional President, Banknorth-Vermont,
Burlington, VT and
President and Chief Executive Officer, Franklin-Lamoille Bank
St. Albans, VT

Kenneth D. Gibbons, 65	1989	Chairman of the Board and Chief Executive Officer, Union Bankshares, Inc. and Union Bank; April 1, 2011 - present. Previously, Chief Executive Officer and President of both Companies. Morrisville, VT

Timothy W. Sargent, 36	2011	Attorney at Law, Sargent Law Office Morrisville, VT

David S. Silverman, 51	2011
President, Union Bankshares, Inc. and Union Bank; April 1, 2011 - present.
Previously, Vice President, Union Bankshares, Inc. and Senior Vice President and Senior Loan Officer, Union Bank
Morrisville, VT

John H. Steel, 62	2002	Owner, President and Treasurer, Steel Construction, Inc. Stowe, VT

Schuyler W. Sweet, 64	2008	Owner and Manager, Stony River Properties, LLC (equipment leasing and property management) Littleton, NH

Cornelius J. Van Dyke, 58	2010	President and General Manager, Golden Eagle Resort Stowe, VT

(1) Each incumbent director is also a director of Union Bank; years of service do not include service on the Board of Union Bank.

Director Qualifications

Community banking is about being a good member of the communities we serve and providing quality customer service and products, while ensuring that the interests of our stockholders and employees are satisfied and our regulatory requirements are met. The Company's Board meets at least quarterly, and Union Bank's Board meets semi-monthly, to strategize, guide and monitor the activities of the Bank to achieve these goals. We rely on our directors for their strategic vision, business acumen and knowledge of local markets and opportunities. All of our directors live or work in the communities we serve and bring a unique set of talents, perspectives and backgrounds to our Board. They have been active members in organizations of their choice and interest over their lifetimes, usually in a leadership position, which has added to their reputations as respected individuals. Our incumbent directors include long-standing members of the Board who have served through many economic cycles, technological advancements, regulatory changes and periods of Company growth.

The information below summarizes the specific experience, qualifications, attributes and skills that led our Board to conclude that the individual should serve on the Company's Board. We believe that in their professional and personal lives and through their Board service, each has demonstrated sound judgment, leadership capabilities, high ethical standards and a strong commitment for service to the Company.

Cynthia Borck has been a Director since 1995 and was employed for twenty two years by the Company's subsidiary, Union Bank, prior to her retirement in 2008 from her position as Executive Vice President. During her career at the Bank, Cynthia worked in and managed operations, retail lending, secondary market loan sales and branch administration. Cynthia has also been active in the Vermont Bankers Association (VBA), serving on various VBA committees and its executive council and is a past VBA Chair. Following her retirement from the Bank in 2008, she established Consulting Services Information, a business consulting firm which she owns and operates, in addition to working with a CPA firm periodically. Cynthia has also been active in both civic and church organizations. Her in depth understanding of Union and community banking adds strength and consistency to the Board. She serves on Union's 401K Committee and Chairs its Trust Committee.

Steven Bourgeois began his career in banking in 1969. He served as the President and Chief Executive Officer (“CEO”) of Franklin Lamoille Bank in St. Albans, Vermont from 1991 to 2001 when the Company was acquired. He continued as Regional President of Banknorth until 2002 and as an Advisory Board member until 2004. He is the owner and CEO of Strategic Initiatives for Business LLC, a business consulting firm he founded in 2002. Steve has served as an officer/board member of the Vermont Economic Development Authority from 1988 until present, as a member of the Governor's Council of Economic Advisors from 2002 to 2010, and has served on many statewide councils at the Governor's request. Steve has numerous other business, community, civic and banking industry group memberships in Vermont and Franklin County. He joined the Company's Board in 2005, and is the Chair of the Audit Committee. Steve is the designated “audit committee financial expert” as defined by the regulations of the SEC, and is also the Audit Committee representative on the Company's Disclosure Control Committee. He is also a member of Union's St. Albans Advisory Board.

Kenneth Gibbons has served as CEO and, prior to April 1, 2011, also as President, of both the Company and Union since 1991. Ken, who will step down as CEO at the 2012 annual meeting, has served as Chairman of the Board since the 2011 annual meeting. Ken began his banking career in 1965 in Massachusetts and has worked in all areas of banking during the intervening years. Ken moved to Vermont in 1975 and joined Union in 1984 as Vice President of Commercial Lending. Ken has served on many committees of the VBA and is a past VBA Chair. He has also been actively involved with the American Bankers Association and is a former member of the board of directors of the Independent Community Bankers of America (ICBA). Ken has been very active in numerous civic organizations and currently serves on the board of the Vermont Educational and Health Buildings Finance Agency, the Lamoille Region Chamber of Commerce and the Vermont Chamber of Commerce and on various Copley Hospital committees. Ken joined the Company's Board in 1989, and serves on Union's Pension Committee. Ken currently serves on all three of Union's local Advisory Boards from which he will step down from at the 2012 annual meeting.

Timothy Sargent joined the Company's Board in 2011. He currently practices law in Morrisville, Vermont, at Sargent Law Office, and has been there since 2004. In January 2009, Mr. Sargent assumed full ownership of the firm. He holds a law degree from Vermont Law School and a bachelor of science degree from Bates College. For the past eight years, Tim has served as a Trustee on the Morrisville Water and Light Board and been actively involved with the Morrisville Rotary Club, where is his currently Co-President. In addition, Tim sits on the Ron Terrill Scholarship Fund Committee - which awards scholarships to local graduating high school students. Tim is an active member in the local community and cares very deeply about the economic health and vitality of the region. The Company values his legal insights, knowledge of local businesses and perspective with regard to a younger generation. Tim was appointed to Union Bank's Board in July, 2010 and serves on the Company's Audit Committee.

David Silverman was selected in the fall of 2010 as successor to CEO Kenneth Gibbons. In accordance with the management succession plan adopted by the Board in 2010, David became President of the Company and the Bank on April 1, 2011 and will become CEO in May 2012 when Ken retires. David was appointed to the Bank's Board of Directors in November 2010 and elected to the Company's Board at the 2011 annual meeting. David has been with the Bank for 25 years and before becoming President, served in many capacities, most recently as Vice President of the Company and Senior Vice President and Senior Loan Officer of the Bank. David has been active in the community having served as a trustee of the Hardwick Electric Department, on the Boards of the Stowe Area Association, Lamoille County Health Services, and as a member of the Morristown Development Review Board. He is currently serving on the Board and is Treasurer of Community Health Services of Lamoille Valley, as an executive council member of the Vermont Bankers Association, and was recently appointed to the Board of Directors of Lamoille Economic Development Corporation. David serves on the Bank's Trust, Pension and 401K Committees and will join all three of Union's local Advisory Boards in May 2012.

John Steel founded Steel Construction in Stowe, Vermont in 1981 and is now one of the premier builders in Stowe. He holds a degree in Business Administration from the University of Denver. John has been a leader in many civic organizations in Stowe. He currently serves as Vice President of Copley Hospital serving on its executive, finance and compensation committees. John is also Chair of the Copley Woodlands Board. His business, trust and investment knowledge brings valuable insight to the Board. John joined the Board in 2002 and serves on the Company's Compensation Committee, as well as on Union's Trust, 401K and Pension Committees. He became Secretary of the Company in October, 2010.

Schuyler Sweet is the owner and Manager of Stony River Properties, LLC, an equipment leasing and property management company in Littleton, New Hampshire. Schuyler has owned and operated a number of businesses over the years, including busing companies, a travel agency and leasing companies. Schuyler, who joined the Board in 2008, has been on Union Bank's Northern New Hampshire Advisory Board since 2005 and is very active in local civic and business organizations. His considerable experience in managing small businesses, his in-depth familiarity with the Littleton market and his inquisitive nature adds strength to the Company's Board. Schuyler's knowledge of the New Hampshire banking market is especially important as Union acquired three New Hampshire branches in May 2011 and continues to grow its franchise in the state. Schuyler serves as Chair of the Company's Compensation Committee. He also serves on the Company's Audit Committee, as well as on Union's Pension Committee.

Neil Van Dyke from Stowe, Vermont was appointed to the Board of Union Bank in 2009 and elected to the Company's Board in 2010. He adds a unique perspective to the Company's complement of Board members as the part owner of a large resort property in Stowe. Neil holds a Bachelor's Degree from Dartmouth College and a Master of Science with a concentration in recreation management from SUNY College of Environmental Science and Forestry. Neil joined the staff of the Golden Eagle Resort in 1979 and is currently the President and General Manager. Neil has been actively involved on the board of Stowe Area Association since 1982, currently serving as its Vice President and Treasurer and is the founder of Stowe Mountain Rescue, where he has been a team leader since 1980. He also was elected as a member of the Stowe Select Board in 2010. Neil served as a director of the Franklin Lamoille Bank and on the Vermont advisory board of Banknorth from 1998 until 2006. Neil's extensive education and experience in the travel and tourism business, which is an important business segment in our markets, as well as his prior bank board involvement, add further depth to the Board. Neil serves on the Company's Compensation Committee and on the Bank's Trust Committee.

Directors' Compensation

Directors' fees, committee fees and advisory board member fees are determined annually by the Company's Board of Directors for the Company and Union. The appropriateness of the fees paid is reviewed on a periodic basis by the Compensation Committee ("Committee") or the Company's Board based on published surveys, consultant recommendations and knowledge of other financial institutions' director compensation practices.

In November 2010, the Committee and Union's Board engaged Pearl Meyer and Partners (“Pearl”) to review director compensation for the Company and Union as well as officer compensation at Union. This analysis resulted in the Company Board approving adjustments during 2011 to the director fee compensation structure. In advising the Committee and Board, Pearl developed a peer group consisting of 17 banks in the New England area ranging in size from approximately $250 million to $1 billion in assets. Pearl used compensation data from these peer banks, along with other public and proprietary data available to them, to benchmark existing Company and Union director compensation levels. Pearl then provided the Committee and the Boards of the Company and Union with recommendations for more closely aligning the Company's and Union's director compensation with its financial performance in relationship to the peer group. As a result of the Pearl analysis, there was no increase in the Company or Union Board annual retainer or the Union Board per meeting fee in 2011. However, effective July 1, 2011, the Chairman of the Company Board, receives an additional annualized retainer of $1,500 (prorated for 2011). A nonemployee Chairman of the Union Board would also receive an additional annualized retainer of $1,500.
Historically, directors' fees have increased annually by approximately the same percentage as the overall wage percentage increase for Union's employees. Directors' fees for the Company and Union for 2010 were increased by the same 3% as the overall wage percentage increase for Union's employees.
During 2011, each director of the Company also served as a director of Union, including Mr. Silverman and Mr. Sargent after their election to the Company Board at the annual shareholders meeting on May 18, 2011. In 2011, all directors of the Company received an annual retainer of $8,216 (prorated for Mr. Silverman and Mr. Sargent) but did not receive any fees for attendance at regular or special meetings of the Board. Nonemployee directors of Union received an annual retainer of $6,339 and a per meeting fee of $628.
The Company approved changes in the Company's and Union's committee compensation based on the analysis of Pearl, which became effective July 1, 2011. For the first half of 2011, nonemployee directors who served on the Company's Compensation or Audit Committees were paid a prorated portion of a $1,000 annual retainer, while the Committee Chairs were paid a prorated portion of a $1,500 annual retainer. In addition, all members of the Audit Committee were paid a $50 per meeting fee for regularly scheduled meetings and $200 per meeting for special meetings. The Audit Committee member who sits on the Company's Disclosure Control Committee, which meets quarterly, also received a prorated portion of an additional $1,500 annual retainer. Nonemployee directors of Union who serve on Union's Trust Committee received a prorated portion of a $1,000 annual retainer, other than the Committee Chair, who received a prorated portion of a $1,500 annual retainer.
Beginning July 1, 2011, the Committee Chairs of the Company's Compensation and Audit Committees were paid a prorated portion of a $500 annual retainer. All members of the Audit Committee received a $350 per meeting fee and all members of the Compensation Committee received a $300 per meeting fee. The Audit Committee member who sits on the Company's Disclosure Control Committee received a $500 per meeting fee. All nonemployee directors of Union who serve on Union's Trust Committee received a $125 per meeting fee, and the Chair of the Trust Committee received a prorated portion of a $500 annual retainer. All nonemployee directors of Union's Defined Benefit Pension Plan Committee or 401(k) Plan Committee received a $125 per meeting fee.

Directors may also serve on one of Union's three regional advisory boards, for St. Johnsbury or St. Albans, Vermont or Northern New Hampshire. Nonemployee directors who serve on any of these advisory boards receive a per meeting fee of $250.
During 2011, Mr. Gibbons, who is a full-time employee of Union, served as a Director of both the Company and Union, and since May 18, 2011 has served as Chairman of both Boards. He received the annual retainer fee for serving on the Company's Board and a prorated portion of the additional retainer for his service as the Company Board Chairman. Mr. Gibbons was not separately compensated for his service as a Director or Chairman of Union, as a member of Union's Advisory Boards or as a member of a Union committee. All Company director fees paid to Mr. Gibbons are disclosed in the Summary Compensation Table and footnotes contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - 2011 Summary Compensation Table.”
Also during 2011, Mr. Silverman, who is a full-time employee of Union, served as a Director of Union, and following his election on May 18, 2011 served as a Director of the Company. Mr. Silverman was not separately compensated for his service on Union's Board or on any of Union's committees. All Company director fees paid to Mr. Silverman are disclosed in the Summary Compensation Table and footnotes contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - 2011 Summary Compensation Table.”
Company and Union directors are eligible to participate in the Executive Nonqualified Excess Plan. The plan is a defined contribution plan designed to provide a means by which participants may elect to defer receipt of current compensation from the Company or Union in order to provide retirement or other benefits as selected in individual adoption agreements. Additional information about the plan is contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - Deferred Compensation Plans.”
The Company and Union also maintain the 2008 Amended and Restated Nonqualified Deferred Compensation Plan, which was closed to new participants in 1998 and closed to new deferrals in 2004. A nonemployee director is currently receiving annual payouts under the plan, and is entitled to future annual payments. In addition, one employee director is a participant in the plan and is entitled to future annual payments. The Company and Union have jointly purchased insurance on the lives of the participants for the purpose of recouping in the future the benefit payments made under the plan. Additional information about the plan is contained elsewhere in the proxy statement under the caption “EXECUTIVE COMPENSATION - Deferred Compensation Plans.”
Except as described above, the Company's and Union's nonemployee directors were not eligible to receive any other form of compensation during 2011.

The following table lists the annual compensation paid to or earned during 2011 by the Company's nonemployee directors for service on the Boards of the Company and the Bank:

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)(2)	All Other Compensation ($)(3)	Total ($)

Cynthia D. Borck	$31,252	$—	$31,252
Steven J. Bourgeois	33,227	3,000	36,227
Robert P. Rollins (4)	13,278	—	13,278
Richard C. Sargent (4)	12,970	—	12,970
Timothy W. Sargent (5)	26,904	—	26,904
John H. Steel	33,352	—	33,352
Schuyler W. Sweet	33,994	3,000	36,994
Cornelius Van Dyke	32,810	—	32,810

(1)	Includes fees paid for service on the Boards of Directors and committees of both the Company and Union Bank, including fees deferred under the Company's Executive Nonqualified Excess Plan.
(2)
Does not include annual benefit payments paid to nonemployee directors under the Company's 2008 Amended and Restated Nonqualified Deferred Compensation Plan or the Executive Nonqualified Excess Plan, attributable to compensation deferrals in prior years.

(3)	Regional Advisory Board fees.
(4)	Retired from Company and Bank Board, May, 2011.
(5)	Union Bank Board all year and Company Board since May 2011.

Attendance at Directors' Meetings

During 2011, the Company's Board of Directors held 15 regular meetings and no special meetings. All incumbent directors attended at least 87% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company's Board, each of the Company's directors also serve on Union Bank's Board, which meets twice monthly.

Director Independence

The Board of Directors has determined that each of the incumbent directors is independent within the meaning of The NASDAQ Stock Market LLC (NASDAQ) rules for listed companies, except Messrs. Gibbons and Silverman due to their status as current employees of the Company. Under these rules, a director is generally not considered to be independent if he or she has a material relationship with the listed company that would interfere with the exercise of independent judgment. An employment relationship with the Company or the Bank within the past three years is deemed to constitute such a material relationship.

Board Committees and Corporate Governance

As further described below, the Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee; rather, all independent directors on the Board serve the function of such a committee.

Audit Committee. The Audit Committee comprises Directors Steven Bourgeois (Chair), Timothy Sargent and Schuyler Sweet. NASDAQ rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. NASDAQ rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as “financially sophisticated,” based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require that at least one member of a listed company's audit committee qualify as a “financial expert.” The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards, that each is able to read and understand fundamental financial statements and that Mr. Bourgeois, with his extensive bank management experience, including formerly as a community bank President and CEO, is “financially sophisticated” within the meaning of the NASDAQ rules and is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls. A copy of the Audit Committee's charter, as revised in 2012, is posted on the Investor Relations page of the Company's website at www.unionbankvt.com.

During 2011, the Company's Audit Committee met 5 times. A report of the Audit Committee on its 2011 activities is included elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Compensation Committee. The Compensation Committee comprises Directors Schuyler Sweet (Chair), John Steel and Neil Van Dyke. The Board has determined that each of such directors is independent under applicable NASDAQ rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations to the Board of Directors on executive salary levels, bonuses, stock option awards and benefit plans. A copy of the Compensation Committee's charter, as revised in 2011, is posted on the Investor Relations page of the Company's website at www.unionbankvt.com.

During 2011, the Compensation Committee met 14 times. A report of the Compensation Committee on its 2011 activities is set forth elsewhere in this proxy statement under the caption “COMPENSATION COMMITTEE REPORT.”

Board Nominating Functions. In lieu of a separate committee, the functions of a nominating committee are performed by all of the Company's independent directors (all directors other than Mr. Gibbons and Mr Silverman, who are current executive officers of the Company and Union Bank). The Board has elected not to establish a separate nominating committee at this time in order to obtain the widest possible input on the nominations process from all of the independent, nonmanagement directors.

The independent directors have adopted a resolution addressing the process for director nominations, including recommendations by shareholders and minimum qualifications for director nominees. In accordance with these criteria, directors and director candidates should possess the following attributes:

•	Strong personal integrity;

•	Previous leadership experience in business or administrative activities;

•	Ability and willingness to contribute to board activities, committees, and meetings;

•	Willingness to apply sound and independent business judgment;

•	Loyalty to the Company and concern for its success;

•	Awareness of a director's role in the Company's corporate citizenship and image;

•	Willingness to assume broad, fiduciary responsibility;

•	Familiarity with the Company's service area; and

•	Qualification as an independent director under applicable NASDAQ rules for listed companies.

Although the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board consists of members with diverse backgrounds and viewpoints, including diversity of skills and experience, with a focus on appropriate financial and other expertise relevant to the Company's business, as well as geographic location throughout our market area and community service. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment, personal integrity and commitment to the Company's success. For a discussion of the individual experience and qualifications of our directors, please refer to the section above under caption “Director Qualifications.”

In reviewing the composition of the Board and potential Board nominees, the directors are also mindful of the requirement that at least a majority of the directors must be independent under NASDAQ criteria for listed companies, and of the requirement under SEC rules and NASDAQ listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an “audit committee financial expert.”

The process followed by the nonemployee directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and, if warranted following preliminary evaluation, interviews of selected candidates.

All nominees for election at the annual meeting are incumbent directors of the Company and all were deemed by the nonemployee directors to meet the criteria for Board membership.

Board Leadership Structure and Role in Risk Oversight

In conjunction with adopting its management succession plan in 2010, the Board determined that it would be beneficial to have CEO Gibbons assume the chairmanship of the Board at the May 2011 annual meeting. Although in recent years the positions of CEO and Board Chair have been held by different individuals, the decision to combine or separate the positions is made by the Board on a case-by-case basis. In view of the management succession in process, the Board believed that having Mr. Gibbons serve as both CEO and Board Chair pending his retirement from the CEO position at the 2012 annual meeting provided desirable continuity. The Board plans to review its leadership structure periodically in conjunction with evaluation of Board composition and effectiveness.

Risk is inherent in every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. As a one-bank holding company much of our risk management process takes place at the Bank level, where all of the Company's incumbent directors also serve on the Bank's Board. Union Bank's enterprise-wide risk management processes are designed to bring to the Board's attention material risks and to facilitate the Board's understanding and evaluation of those risks, as well as its decision-making process in overseeing how management addresses them.

The Board performs its risk oversight function in several ways. The Board establishes standards for risk management by approving policies and procedures that address and mitigate the Company's most material risks. These include policies addressing credit and investment risk, interest rate risk, liquidity risk and risks relating to Bank Secrecy Act/Anti-Money Laundering compliance. The Board also monitors, reviews and reacts to our risks through various reports presented by management, internal and external auditors and bank regulatory examiners.

In addition, Board committees, both at the Bank and Company Board level, provide risk oversight in discrete areas. In particular, at the holding company level the Audit Committee plays a central role in risk oversight in connection with the Company's accounting, auditing and financial reporting practices and its system of internal controls. A description of the Audit Committee's 2011 activities is contained elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Codes of Ethics

The Board expects all of its directors, officers and employees to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. In addition, CEO Kenneth Gibbons, President David Silverman and Vice President, Treasurer and CFO Marsha Mongeon are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. Copies of both Codes of Ethics are posted on the Investor Relations page of the Company's website at www.unionbankvt.com.

Shareholder Recommendations for Board Nominations

Shareholders of record wishing to recommend individuals to the independent directors for consideration as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders:

•	the name, address and share ownership of the shareholder making the recommendation;

•	the proposed nominee's name, address, biographical information and number of shares beneficially owned (if available); and

•	any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee.

The information should be delivered in person to the Assistant Corporate Secretary, JoAnn Tallman, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to: Chairman, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The independent directors will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.

Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration as a board nominee must make appropriate arrangements with such owner's nominee (record) holder to submit the recommendation through such nominee.

During the course of evaluating a potential nominee, the independent directors may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as his or her understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy stating that incumbent directors and nominees are expected to attend the annual meeting of shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all eight of the incumbent directors attended the annual meeting.

Communicating with the Board

Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Transactions with Management and Directors

Some of the incumbent directors and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to do business with Union Bank in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by Union Bank with unaffiliated persons, although directors and executive officers were generally allowed the lowest interest rate given to others on comparable loans.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required to Approve Proposal 1

Election of directors is by a plurality of the votes cast.

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at eight and in favor of each of the eight nominees listed above to serve a one year term expiring at the 2013 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than eight and for fewer than eight nominees, as the Board may deem advisable in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

2011 AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of Union Bankshares, Inc. (the “Company”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee is comprised of Mr. Bourgeois (Chairman), Mr. Sweet and Mr. Sargent. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Mr. Bourgeois has the attributes of an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission (SEC).

In 2011, the Audit Committee appointed Berry, Dunn, McNeil & Parker, LLC (BerryDunn), an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ended December 31, 2011. The appointment was ratified by the Board and the shareholders.

The Audit Committee has reviewed and discussed both with management and with BerryDunn, the Company's audited consolidated financial statements as of and for the year ended December 31, 2011. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company's internal control over financial reporting as of December 31, 2011.  Management has the responsibility for the preparation of the Company's consolidated financial statements and for assessing the effectiveness of internal control over financial reporting; the independent auditor has the responsibility for the audit of the consolidated financial statements.  The independent auditor reports directly to the Audit Committee, which meets with the auditor on a regular basis, in separate executive sessions when appropriate. In 2011, the Audit Committee met five times.

The Audit Committee has reviewed and discussed the Company's December 31, 2011 audited consolidated financial statements with management and with the Company's independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be communicated to the Audit Committee in accordance with professional standards. The Audit Committee has received the written disclosures from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed their independence with the independent auditors. The Committee has determined that the services performed by BerryDunn are compatible with maintaining that firm's independence in connection with serving as the Company's independent auditors. A description of the fees billed to the Company for the services of the independent auditors for 2011 reporting is included in the proxy statement under the caption “INDEPENDENT AUDITORS.”

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Submitted by the Union Bankshares, Inc. Audit Committee
Steven J. Bourgeois (Chair)
Schuyler W. Sweet
Timothy W. Sargent

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) of the Board of Directors of Union Bankshares, Inc. (the “Company”) is made up of three nonemployee directors, Schulyer W. Sweet (Chair), John H. Steel and Cornelius (Neil) J. Van Dyke. Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the NASDAQ stock exchange.

During 2011, the Company did not have any salaried employees at the holding company level, but the Company's three executive officers received compensation in their capacity as employees of the Company's subsidiary, Union Bank (“Union”). The Committee's recommendations on compensation for the executive officers were, therefore, implemented by the Board of Directors of Union, rather than the Company. However, during 2011, the same individuals served as directors of the Company and Union with the following exceptions: Timothy W. Sargent and David S. Silverman both served on the Union Board throughout 2011 and on the Company's Board after their election on May 18, 2011.

In 2011, the Committee adopted a Compensation Philosophy which is intended to provide a total compensation package that is competitive with market practice. The objectives of the compensation program are to: attract, retain and motivate talented members of senior management; provide a competitive total compensation and benefits package; reward superior performance in a manner consistent with prudent risk management; and, align management interests with those of shareholders, with the ultimate goal of enhancing overall shareholder value.

Kenneth D. Gibbons served as President and CEO of the Company and Union through March 31, 2011 and as CEO of the Company and Union from April 1, 2011 through the end of the year. Mr. Gibbons served as a Director of the Company and Union through May 18, 2011 and as Chairman of the Company and Union Boards from May 18, 2011 through the end of the year.
David S. Silverman served as Vice President of the Company and as Senior Vice President and Senior Loan Officer of Union through March 31, 2011 and then as President of the Company and Union from April 1, 2011 through the end of the year. Mr. Silverman also served as a Director of Union throughout 2011 and as a Director of the Company after his election on May 18, 2011. Marsha A. Mongeon served as Vice President, Treasurer and Chief Financial Officer of the Company and as Senior Vice President and Treasurer of Union throughout 2011.

At a joint meeting on November 3, 2010, David S. Silverman was unanimously selected by the Company and Union Boards to become CEO of both companies, effective May 16, 2012. Mr. Gibbons will remain CEO of both companies until May 16, 2012 when he is projected to retire in accordance with the management succession plan adopted by the Company's Board in July, 2010. Mr. Gibbons will remain Chairman of the Company and Union Boards after his retirement as CEO of both companies.

Salary and performance reviews for executive officers are normally done on an annual basis in January of each year. The Committee and Union's Board, consistent with the Compensation Philosophy, attempt to structure compensation packages for executive officers that will assist in attracting, retaining and motivating competent senior management and will provide appropriate rewards for both personal and Bank performance. Discretionary short-term incentive programs and stock-based, long-term compensation are also utilized as a means to increase senior management's focus on future growth in corporate earnings and shareholder value. The Committee and Union's Board do not believe that the compensation policies and practices of Union incur risk that would be reasonably likely to have a material or adverse effect on the Company.

Union utilizes data available from the FDIC, the Independent Community Bankers of America, the accounting firm of Berry, Dunn, McNeil & Parker, and other vendors to assess and compare compensation practices. The Committee and Union's Board also considered salary surveys prepared by other companies which specialize in compiling data on compensation and benefit packages for banks. Based on prior practices and recommendations, the Company continues to offer a plan which will allow for the granting of incentive stock options to the three executive officers and to certain senior officers of Union.

In November 2010, the Committee and Union's Board engaged Pearl Meyer and Partners (“Pearl”) to review officer compensation at Union and director compensation for the Company and Union. This analysis resulted in the Company Board approving adjustments during 2011 to annual salaries for selected officers of Union as well as director fee compensation structure. In advising the Committee and Board, Pearl developed a peer group consisting of 17 banks in the New England area ranging in size from approximately $250 million to $1 billion in assets. Pearl used compensation data from these peer banks, along with other public and proprietary data available to them, to benchmark Union's existing compensation and benefit levels. Pearl then provided the Committee and the Company's and Union's Boards with recommendations for more closely aligning Union's compensation package to its financial performance in relationship to the peer group.

In addition to salary adjustments, the Compensation Committee, in consultation with Pearl, developed a Short Term Incentive Performance Plan (“STIPP”). On February 3, 2012, the Company Board, acting through its Compensation Committee, gave final approval to the terms of the STIPP and adopted annual performance and award targets under the Plan for 2012. The performance measures are calculated utilizing Union financial information only. The STIPP has been designed to attract, motivate, retain and reward key employees of Union, while at the same time ensuring that incentives do not encourage inappropriate risk-taking. No payouts from the STIPP were made in 2011.

Final guidance governing incentive compensation for financial institutions was issued in 2010 by the Federal Reserve Board, joined by the Federal Deposit Insurance Corporation and other banking regulatory agencies. The guidance is designed to promote safety and soundness of the institution by appropriately balancing the risk and reward of an incentive compensation arrangement, by implementing effective controls and risk-management, and by having strong corporate governance through active and effective oversight by the Company's Board. An important component of the compensation consulting services rendered by Pearl throughout 2011 was to ensure that Union's compensation practices, including the STIPP, do not promote excessive risk taking that would have a material or adverse effect on the Company.

On January 25, 2011, the Securities and Exchange Commission (“SEC”) adopted final rules concerning shareholder approval of executive compensation and "golden parachute" compensation arrangements as required under the Dodd-Frank Consumer Protection and Wall Street Reform Act (“the Dodd-Frank Act”). The Company and Union do not currently offer golden parachute packages to any executive officers. The SEC's new rules specify that “say-on-pay” non-binding advisory votes required under the Dodd-Frank Act must occur at least once every three years and “say-on-frequency” non-binding advisory votes must occur at least once every six years beginning with the first annual shareholders' meeting taking place on or after January 21, 2011. The SEC also adopted a temporary exemption for smaller reporting companies (public float of less than $75 million), which includes the Company. These smaller companies are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013. The Company elected on March 2, 2011 to wait until the annual meeting after January 21, 2013 to conduct say-on-pay and frequency votes.

In January 2011, President and CEO Gibbons met with the Board of Directors of Union for his annual review and the Compensation Committee presented its compensation recommendation to the full Union Board. At that time Mr. Gibbons' salary was increased from an annual rate of $250,000 to $257,800, representing an increase of 3.1%. In determining Mr. Gibbons' 2011 salary level, the Board of Directors of Union and the Committee considered the Company's and Union's financial performance for 2010. Return on average equity of 13.37%, return on average assets of 1.26% and an efficiency ratio of 67.32% for the Company were attained. The ratios were considered favorable within the context of the state of the economy and peer bank performance. In setting Mr. Gibbons' overall compensation, the Committee and Union's Board also considered the fees he received for serving as Director of the Company ($8,216 in 2010) as well as the use of a bank owned vehicle.

Consistent with the approach taken in compensating Mr. Gibbons, it has been the policy of the Compensation Committee to establish salary and benefit levels for the two other executive officers, in a manner designed to reflect the individual's performance and contributions to the overall profitability of the Company. At the beginning of 2011, Mr. Silverman received an annualized salary increase from $135,600 to $145,600, a 7.4% increase and Ms. Mongeon received an annualized salary increase from $137,000 to $141,050, a 3.0% increase. The overall compensation for Mr. Silverman took into consideration the use of a bank owned vehicle. On April 1, 2011, when Mr. Silverman became President of Union, his annual salary was further increased to $175,000 in recognition of his additional responsibilities.

As part of the compensation analysis conducted by Pearl, certain officers, including Mr. Gibbons, Mr. Silverman and Ms. Mongeon, received additional salary adjustments effective August 2011. These adjustments were approved by the Board of the Company to more closely align Union officer compensation to those of the 17 bank peer group Pearl utilized in their compensation analysis. The salary adjustments approved were: Mr. Gibbons received an annualized salary increase to $266,400; Mr. Silverman received an annualized salary increase to $200,000; and Ms. Mongeon received an annualized salary increase to $149,530.

In January 2011, certain senior Union officers were awarded a discretionary cash bonus based on the Bank's and their individual performances for 2010. Ms. Mongeon and Mr. Silverman each received a $3,500 bonus. These bonuses were unrelated to the STIPP approved by the Company Board on February 3, 2012. No other bonuses were paid to executive officers during 2011.

The Committee believes that stock-based compensation is an appropriate element of the overall compensation package of its executive officers in that it helps to further align their financial interests with those of the stockholders. During 2011, the Committee awarded Mr. Silverman and Ms. Mongeon incentive stock options under the Company's 2008 Incentive Stock Option Plan. The per share exercise price of these options was $19.60, which was the per share fair market value of the Company's common stock on the date of the award, May 18, 2011. Mr. Silverman and Ms. Mongeon were each awarded an option to purchase 1,500 shares. Under the Plan, eligible employees are selected by the Committee from time to time to receive stock options, as provided in the Plan. During 2011, no awards were made under the Plan other than to these two executive officers.

The Company maintains two nonqualified deferred compensation plans, one of which is closed to new participants and the other (the 2006 “Excess” Plan) is open to participation by certain key employees, including the three executive officers. These plans were adopted because of regulatory limitations relating to both the Company's tax qualified Defined Benefit Pension and Employee Savings [401(k)] Plans on the amount of deferrals or benefits our executives can make to or receive from those bank wide plans. The two nonqualified deferred compensation plans were designed to permit our executives to supplement their retirement savings in order to help them maintain the standard of living in retirement that they have built up throughout their working career.

Each of the Company's three executive officers participated in one or both of the nonqualified deferred compensation plans during 2011. Above market or preferential earnings on compensation that has been deferred on a nonqualified tax basis is disclosed in the Summary Compensation Table. Both nonqualified deferred compensation plans are in compliance with Section 409A of the Internal Revenue Code. Refer to the “EXECUTIVE COMPENSATION - Deferred Compensation Plans” section of this proxy statement for further details.

The Compensation Committee operates under a Compensation Committee Charter which was approved at the Company's Board of Directors meeting on May 4, 2011. This charter outlines the purpose, composition, duties and responsibilities of the Committee and can be found on Union's website at www.unionbankvt.com.

Submitted by the Union Bankshares, Inc. Compensation Committee

Schuyler W. Sweet (Chair)
John H. Steel
Cornelius (Neil) J. Van Dyke

EXECUTIVE OFFICERS

The following table sets forth certain information regarding all individuals who served as executive officers of the Company during 2011:

Name and Age	Position(s) with the Company and Subsidiary and Occupation for the Past Five Years

Kenneth D. Gibbons, 65	Chief Executive Officer, Director and (since May 18, 2011) Chairman of the Board; prior to April 1, 2011, also President of both Companies. Morrisville, VT

David S. Silverman, 51
President of the Company and the Bank (since April 1, 2011); Director of the Company (since May 16, 2011) and Bank (since November 17, 2010). Previously, Vice President of the Company and Senior Vice President and Senior Loan Officer of Union Bank;
Morrisville, VT

Marsha A. Mongeon, 56	Vice President, Treasurer and Chief Financial Officer of the Company and Senior Vice President and Treasurer of Union Bank. Morrisville, VT

EXECUTIVE COMPENSATION

The following table sets forth for 2011 and 2010 the total remuneration for services in all capacities paid to, earned by, or awarded to the Company's CEO and its two other most highly compensated executive officers who were employed by the Company as of December 31, 2011:
2011 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Options Awards ($) (2)	Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation (4)	Total ($)

Kenneth D. Gibbons	2011	$261,438	$—	$—	$—	$16,316	$277,754
Chief Executive Officer, Chairman of the Board and Director of the Company and Union Bank	2010	250,000	21,787	12,510	1,765	15,566	301,628

David S. Silverman	2011	$177,459	$3,500	$7,800	$—	$10,109	$198,868
President and Director of the Company and Union Bank	2010	136,160	3,500	6,255	—	4,070	149,985

Marsha A. Mongeon	2011	$144,948	$3,500	$7,800	$—	$4,341	$160,589
Vice President, Treasurer and Chief Financial Officer of the Company and Senior Vice President and Treasurer of Union Bank	2010	137,550	3,500	6,255	15,470	4,112	166,887

(1)	Includes voluntary salary deferrals by certain of the named executive officers under the Company's Executive Nonqualified Excess Plan.
(2)
Represents the estimated weighted average grant date fair value of the 2011 and 2010 incentive option awards of $5.20 and $4.17 per share, respectively, calculated using the Black-Scholes model and assumptions in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718. Stock options were granted on May 18, 2011 with a per share exercise price of $19.60 as follows: Mr. Silverman, 1,500 shares and Ms. Mongeon, 1,500 shares. Stock options were granted on January 20, 2010 with a per share exercise price of $17.15, as follows: Mr. Gibbons, 3,000 shares; Ms. Mongeon, 1,500 shares; and Mr. Silverman, 1,500 shares. The exercise price for each such option grant represents the closing price of the Company's common stock on the date of grant as reported on the NASDAQ Stock Exchange. All options granted became exercisable one year after the date of grant.

(3)	Partial vesting under the 2008 Amended and Restated Nonqualified Deferred Compensation Plan resulting from voluntary compensation deferrals in prior years.
(4)
Includes Company match on 401(k) plan salary deferrals. For Mr. Gibbons, also includes Company director's fees of $8,966 for 2011 and $8,216 for 2010, all of which were deferred into the Company's Executive Nonqualified Excess Plan. For Mr. Silverman, also includes Company director's fees of $4,793 for 2011, none of which were deferred.

Stock-Based Compensation

The Company's only stock-based compensation plan is the 2008 Incentive Stock Option Plan (the “Plan”), which was adopted following expiration of an earlier incentive stock option plan containing similar terms. The purpose of the Plan is to link senior management compensation more closely to corporate performance and increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. Eligible employees consist of only those senior officers and other key employees of the Company or the Bank who are in a position to contribute significantly to profitability and who are recommended by the Compensation Committee, which administers the Plan.

Awards under the Plan consist of options to purchase shares of the Company's common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted. The options may be exercised for a period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionee may pay for the option shares with either cash or other shares of the Company's common stock (valued at their fair market value), including shares withheld upon exercise of the option.

The options granted are subject to a one year vesting period before they become exercisable. All outstanding grants under the Plan, as well as outstanding grants under the prior plan, expire five years after the date of grant or four years after they became exercisable. All outstanding grants are subject to early termination following the optionee's termination of employment during the option period, and to early vesting if the individual retires, dies or is disabled.

Options granted under the Plan must contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionee will not recognize gain at the time the option is granted or exercised, but only upon later sale of the shares received upon exercise. The total number of shares of the Company's common stock that could be awarded under the plan was 50,000, subject to standard antidilution adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company's capitalization. As of December 31, 2011, 37,000 shares remain available for future option grants.

There were 3,000 options granted in 2011 and 6,000 options granted in 2010, all to the three executive officers named in the 2011 Summary Compensation Table.

In assessing the grant date values for option grants in 2011 and 2010, as shown in the 2011 Summary Compensation Table above, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date and that value will in large part depend, in turn, on the efforts of the Company's management team.

During 2011, options were exercised for the purchase of 1,500 shares, at an exercise price per share of $17.15 for each such option. There were no options exercised in 2010. Option awards were forfeited or expired with respect to 2,500 shares in both 2011 and 2010.

The following table sets forth certain information regarding outstanding incentive stock options held at December 31, 2011 by the three executive officers named in the 2011 Summary Compensation Table:

Outstanding Equity Awards at December 31, 2011

		Option Awards
Name		Number of Securities Underlying Unexercised Options - Exercisable (#) (1)	Number of Securities Underlying Unexercised Options - Unexercisable (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date

Kenneth D. Gibbons		2,000	—	$20.42	12/18/2012
		2,000	—	19.19	01/06/2014
		3,000	—	17.15	01/19/2015
	Total	7,000	—

Marsha A. Mongeon		250	—	$20.42	12/18/2012
		1,000	—	19.19	01/06/2014
		1,500	—	17.15	01/19/2015
		—	1,500	19.60	05/17/2016
	Total	2,750	1,500

David S. Silverman		250	—	$20.42	12/18/2012
		1,000	—	19.19	01/06/2014
		—	1,500	19.60	05/17/2016
	Total	1,250	1,500

(1)
All options were granted under the Plan, or the predecessor incentive stock option plan. The options shown in the table represent all of the options outstanding under those plans as of December 31, 2011.

(2)	Represents the closing price of the Company's common stock on the date of grant, as reported on the NASDAQ stock exchange on which the Company's common stock is listed.

Deferred Compensation Plans

Union Bankshares, Inc. and Union Bank sponsor two nonqualified deferred compensation plans for Directors and certain key officers. Promised benefits under the plans are general unsecured obligations of the Company and/or the Bank. No assets of the Company or the Bank have been segregated to meet the payment obligations under the plans. However, the Company and the Bank have jointly purchased life insurance and mutual funds to fund substantially all of the benefit payments under the plans. As of December 31, 2011, all executive officers named in the 2011 Summary Compensation Table were participants in at least one of the plans.

The Company's Executive Nonqualified Excess Plan is a defined contribution plan, which provides a means for participants to elect to defer receipt of current compensation from the Company or the Bank in order to provide retirement or other benefits as selected in the individual adoption agreements. Participants may select among designated reference investments consisting of investment funds, with the performance of the participant's account mirroring the selected reference investment. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant's deferral election form.

The Company also maintains the 2008 Amended and Restated Nonqualified Deferred Compensation Plan, a defined benefit plan, which was frozen in 1998 to new participants and in 2004 to additional deferrals. The plan was amended and restated in 2008 in order to comply with the provisions of Section 409A of the Internal Revenue Code, added by the American Jobs Creation Act of 2004. One nonemployee director and two current executive officers are participants in the plan and are entitled to future annual payments with respect to compensation deferred by them in prior years.

Defined Benefit Pension Plan

The Union Bank Defined Benefit Pension Plan covers all eligible employees of the Bank. Employees are eligible who are not classified as “summer” or “temporary” and who have completed more than 1,000 hours of service in a calendar twelve month period. The plan is noncontributory, nondiscriminatory and nonconvertible. An employee generally becomes 100% vested in the plan after 7 years. The plan is designed to provide retirement benefits to all eligible employees and in certain instances would also provide a disability benefit. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit. Mr. Gibbons and Ms. Mongeon are eligible for early retirement and their monthly life annuity payments if they had retired on December 31, 2011 would have been $9,864 and $2,794, respectively. Benefit calculations disregard any years of service over 20 (which all three executive officers have exceeded) and are subject to the limitations under the Internal Revenue Code on the amount of compensation that may be considered in such calculations ($245,000 for 2011) and on the amount of the annual benefit payable under the plan ($195,000 for 2011). Covered compensation for purposes of the benefit calculations includes salary and cash bonuses, but not other forms of compensation. Employees choose the form of annuity payout at the point of retirement or disability and do not have the option of a lump sum payout. As of December 31, 2011, each of the three executive officers had attained the maximum 20 years of credited service under the plan for the purpose of benefit calculations with actual years of service as follows: Mr. Gibbons, 27 years; Ms. Mongeon, 22 years; and Mr. Silverman, 25 years.

Defined Contribution Retirement Savings Plan

Union Bank maintains a contributory, tax qualified Employee Savings [401(k)] and Profit Sharing Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to the IRS maximum dollar amount limitations of their eligible compensation to their 401(k) plan account on a tax deferred basis. The plan provides for matching contributions by Union Bank, in the sole discretion of the Bank's Board of Directors. During 2011, Union Bank made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by the participant, up to 6% of each participant's eligible compensation. Discretionary matching contributions made for the account of the three executive officers named in the 2011 Summary Compensation Table are included in the table under “All Other Compensation.” Although the plan also contains a discretionary profit sharing component, to date Union Bank has not elected to make a profit sharing contribution under the plan.

Short Term Incentive Performance Plan

On February 3, 2012, the Company adopted the Union Bank Short Term Incentive Performance Plan and adopted annual performance and award targets under the Plan for 2012. Participants will be designated each year by the Union Board, upon recommendation of the Compensation Committee. Mr. Silverman and Ms. Mongeon have been designated as participants for 2012. The performance period is a calendar year, and financial results utilized in establishing performance targets and calculating awards are on a Bank-only basis. Awards (if any) are paid in cash within two and one-half months after the end of the calendar year. Participants do not have a vested right in any award prior to payout.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The independent registered public accounting firm of Berry, Dunn, McNeil & Parker, LLC (“BerryDunn”) was engaged to serve as the Company's independent accountants to audit the Company's consolidated financial statements for the year ended December 31, 2011 upon recommendation of the Audit Committee and ratification by the shareholders.

BerryDunn has advised the Audit Committee that they are independent accountants with respect to the Company within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, the Independence Standards Board and federal securities laws administered by the SEC. A representative of BerryDunn is expected to be present at the annual meeting. She will have the opportunity to make a statement if she so desires, and she is expected to be available to respond to appropriate questions.

The Audit Committee has appointed BerryDunn to serve as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2012, and to perform such other appropriate accounting services as may be required. Although ratification by the stockholders is not required by law, consistent with evolving corporate practices the Board has determined that it is desirable to request shareholder approval of the appointment. The Audit Committee has not determined what action it will take if the shareholders do not ratify the appointment of BerryDunn. In such event, the Committee could decide to continue to retain the services of BerryDunn for 2012 and consider a change in auditors for 2013. Moreover, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

BerryDunn has audited the Company's consolidated financial statements for the last three calendar years.

Audit Fees

Aggregate fees billed for professional services rendered to the Company by BerryDunn for the years ended December 31, 2011 and 2010, are detailed in the table below.

	BerryDunn
Services Provided	2011	2010

Audit	$139,621	$118,698
Audit Related	17,157	14,099
Tax	13,920	13,699
All Other	—	575
Total	$170,698	$147,071

Audit fees in both years were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on Form 10-K and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, filed with the SEC.

Audit Related fees in both years were for assurance and related services relating to Union Bank's trust operations, attendance at the annual shareholders meeting and other accounting matters, as well as assistance regarding the acquisition of three branch offices from Northway Bank.

Tax fees in both years were for services related to tax compliance, including the preparation of tax returns, review of estimates, consulting and tax planning, and tax advice.

All Other fees for 2010 were for participation in the Tri-State Financial Institutions Compensation Survey.

Audit Committee Preapproval Guidelines

All audit and nonaudit services provided by the registered independent accounting firm during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Preapproval Guidelines relating to the provision of audit and nonaudit services by the Company's external auditors. Under these Guidelines, the Audit Committee preapproves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

In order to ensure timely review and approval, the Audit Committee has delegated to the Chair of the Committee the authority to amend or modify the list of preapproved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

Vote Required to Approve Proposal 2

Ratification of the appointment of BerryDunn as the Company's independent auditors for 2012 will require that more votes be cast “FOR” than “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

SHAREHOLDER PROPOSALS

Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2013 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal no later than February 27, 2013. If timely notice is received, the Company may exercise its discretionary authority under the proxy in connection with such proposal only if otherwise permitted to do so under applicable SEC rules.

There is a separate process under SEC rules, with an earlier notification deadline, if a shareholder seeks to have his or her proposal included in the Company's proxy materials for the annual meeting. In order to be eligible for inclusion in the Company's proxy material for the 2013 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 14, 2012 and must comply in all respects with applicable SEC rules relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors, subject to such SEC rules.

OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

REVOCABLE PROXY
UNION BANKSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2012
4:00 p.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints JoAnn A. Tallman and Karyn J. Hale, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the Spruce Camp at Stowe Mountain Resort, 7412 Mountain Road (Vermont Route 108N), Stowe, Vermont on Wednesday, May 16, 2012, at 4:00 p.m., local time, and at any adjournment thereof.

PLEASE VOTE YOUR SHARES BY COMPLETING, DATING AND SIGNING THIS PROXY CARD IN THE SPACE PROVIDED AND RETURNING IT IN THE ENCLOSED ENVELOPE, OR BY FOLLOWING THE INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

UNION BANKSHARES, INC. - ANNUAL MEETING, MAY 16, 2012
YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-855-362-6704 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or

2.	Via the Internet at http://www.rtcoproxy.com/unb and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

REVOCABLE PROXY
UNION BANKSHARES, INC.
Annual Meeting of Shareholders
May 16, 2012
The undersigned hereby appoints JoAnn A. Tallman and Karyn J. Hale, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the Spruce Camp at Stowe Mountain Resort, 7412 Mountain Road (Vermont Route 108N), Stowe, Vermont on Wednesday, May 16, 2012, at 4:00 p.m., local time, and at any adjournment thereof.

1. TO FIX THE NUMBER OF DIRECTORS AT EIGHT (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW. (All terms expire at the next annual meeting.)

For	Withhold	For All Except
☐	☐	☐

Cynthia D. Borck	Timothy W. Sargent	Schuyler W. Sweet
Steven J. Bourgeois	David S. Silverman	Cornelius J. Van Dyke
Kenneth D. Gibbons	John H. Steel
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee's name in the space provided below.

2. TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY, DUNN, MCNEIL & PARKER, LLC AS THE COMPANY'S EXTERNAL AUDITORS FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2012.

For	Against	Abstain
☐	☐	☐

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	☐

Please be sure to date and sign this proxy card in the box below.

Date	Sign above	Co-holder (if any) sign above
Please sign exactly as your name(s) appear(s) on this proxy card. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or entity, please sign in partnership or entity name by authorized person.

Detach above card, sign, date and mail in postage paid envelope provided.
UNION BANKSHARES, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

REVOCABLE PROXY
UNION BANKSHARES, INC.
Annual Meeting of Shareholders
May 16, 2012

1. TO FIX THE NUMBER OF DIRECTORS AT EIGHT (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW. (All terms expire at the next annual meeting.)

For	Withhold	For All Except
☐	☐	☐

(01) Cynthia D. Borck	(04) Timothy W. Sargent	(07) Schuyler W. Sweet
(02) Steven J. Bourgeois	(05) David S. Silverman	(08) Cornelius J. Van Dyke
(03) Kenneth D. Gibbons	(06) John H. Steel
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s') name(s) or number(s) in the space provided below.

2. TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY, DUNN, MCNEIL & PARKER, LLC AS THE COMPANY'S EXTERNAL AUDITORS FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2012.

For	Against	Abstain
☐	☐	☐

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGE	☐

Please be sure to date and sign this proxy card in the box below.

Date	Sign above	Co-holder (if any) sign above
Please sign exactly as your name(s) appear(s) on this proxy card. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or entity, please sign in partnership or entity name by authorized person.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Telephone (using a Touch-Tone Phone); or

2.	By Internet; or

3.	By Mail.
A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 16, 2012. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 16, 2012: 1-855-362-6704	Vote by Internet anytime prior to 3 a.m., May 16, 2012 go to http://www.rtcoproxy.com/unb

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

Your vote is important!